United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1933

Date of Report: January 5, 2009

Commission File Number: 000-29462

Full Motion Beverage Inc.

Delaware	13-4127624
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

548 Main Street, Suite 1, Stroudsburg, PA	18360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(570) 424-1995

Securities registered pursuant to Section 12(b) of the Act:	None

Securities registered pursuant to Section 12(g) of the Act:	Common Stock

ITEM 1.	CHANGE OF CONTROL OF REGISTRANT. None.

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS. Exhibit 2.1 hereto is Letter of Intent to acquire Mojito Brands Inc. Exhibit 2.2 Press Release: Full Motion Beverage Announces LOI with Mojito Brands

ITEM 3.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT. None.

ITEM 4.	BANKRUPTCY OR RECEIVERSHIP. None.

ITEM 5.	OTHER EVENTS. None.

ITEM 6.	CHANGES OF REGISTRANT’S DIRECTORS. None at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Full Motion Beverage Inc.

Dated: January 5, 2009	By:	/s/ Josh Eikov
Josh Eikov
Chairman/President